SECURITIES ACQUISITION AGREEMENT


     THIS AGREEMENT is made and entered into as of the 13th day of May, 1997, by and between HOUSECALL MEDICAL RESOURCES, INC., a
Delaware corporation ("COMPANY"); and R. STEVEN WILLIAMS, an individual resident of the State of Tennessee ("WILLIAMS").

                       Background Statement

     Williams is an executive employee of Healthfirst, Inc., a Delaware corporation ("HFI") and HFI Management, Inc., a Delaware corporation ("MANAGEMENT") and the sole general partner of HFI Home Care Management, L.P., a Delaware limited partnership (the "PARTNERSHIP").

     Pursuant to that certain Acquisition Agreement, dated May 13, 1997, by and among Housecall Medical Resources, Inc., HFI Acquisition Corp. and the other signatories thereto (the "ACQUISITION AGREEMENT"), Williams shall receive the number of shares of common stock of Company as described in and pursuant to PARAGRAPH 3.2 of the Acquisition Agreement (the "SHARES"). As a condition to the issuance of the Shares, the parties hereto are required to execute and deliver this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. REPRESENTATIONS AND WARRANTIES OF COMPANY. To induce Williams to enter into this Agreement, Company hereby represents and warrants to, and covenants and agrees, with Williams as follows:

          (a) Company is duly organized, and validly existing and in good standing under the laws of the State of Delaware. Company has full corporate power and authority to make, execute and perform this Agreement and the transactions contemplated hereby. This Agreement and all transactions required hereunder, have been duly and validly authorized and approved by all necessary corporate action on the part of Company. This Agreement has been duly and validly executed and delivered on behalf of Company by its duly authorized officers, and this Agreement constitutes the valid and legally binding obligation of Company, enforceable, subject to general equity principles, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the certificate of incorporation or the bylaws of Company or any provision of any material contract or other instrument to which Company is a party.

          (b) The relative rights and privileges of Williams as a shareholder of Company are as set forth in Company's Certificate of Incorporation and By-laws, true, correct and complete copies of which are attached hereto as EXHIBITS A AND B, respectively.

          (c)  The Shares are fully paid and nonassessable.

          (d) The documents listed and identified on EXHIBIT C attached hereto (collectively, the "SEC DOCUMENTS") constitute all of the documents (other than preliminary filings) that Company was required by applicable securities Law to file with the Securities and Exchange Commission ("SEC") since June 30, 1996. The financial statements of Company for fiscal years 1995 and 1996 included or incorporated by reference in the SEC Documents were prepared in accordance with GAAP and present fairly, in all material respects, in accordance with GAAP, the consolidated financial condition, results of operations and changes in financial position of Company as of the dates thereof. No representation, warranty or covenant of Company contained in this Agreement, or in connection with the transactions contemplated herein, contains any untrue statements of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF WILLIAMS. To induce Company to enter into this Agreement and issue Shares to Williams, Williams hereby represents and warrants to, and covenants and agrees with Company, as follows:

          (a) Williams has received (well in advance of the date of this Agreement) and carefully reviewed the SEC Documents and has relied only on the information contained therein. Williams and his advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Company or persons acting on its behalf, concerning the terms and conditions of the acquisition of Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense by Company, necessary to verify the accuracy of the information in the SEC Documents. All such questions have been answered to the full satisfaction of Williams. Williams acknowledges that in making his decision to receive Shares, Williams is relying solely on the information set forth in the SEC Documents and the materials provided to Williams therewith, and that Williams is not relying on any other materials previously provided regarding Company, all of which are superseded in their entirety by the SEC Documents. No oral representations were made to Williams or his advisor(s) in connection with the receipt of Shares which were in any way inconsistent with the SEC Documents.

          (b) Williams has such knowledge and experience in financial and business matters as to enable him to (i) utilize the information made available to him in connection with the receipt of Shares, (ii) evaluate the merits and risks associated with the receipt of Shares, and (iii) make an informed decision with respect thereto.

          (c) Williams (i) has adequate means of providing for his current needs and possible contingencies, (ii) has no need for liquidity in connection with the receipt of Shares,
     (iii) is able to bear the economic risks associated with the receipt of Shares for an indefinite period and has the capacity to protect his own interests in connection with the receipt of Shares, and (iv) can afford the complete loss of the Average Price of the Shares, as that term is defined in the Acquisition Agreement, received hereunder. Williams is

     an "accredited investor" as that term is defined in Rule
     501(a) of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the "ACT").

          (d) Williams recognizes that the receipt of Shares involves certain risks.

          (e) Williams understands that (i) the transfer of Shares has not been registered under the Act, as amended, in reliance upon exemptions from the registration provisions of the Act, (ii) the Shares received by Williams must be held indefinitely unless the sale or transfer thereof is subsequently registered under the Act, or an exemption from such registration is available, (iii) certificates representing the Shares (and all replacements therefor) will contain the legend set forth in EXHIBIT D attached hereto, and (iv) Company will rely upon the representations and warranties made by Williams in this Agreement in order to establish such exemption from the registration provisions of the Act.

          (f) Williams understands that neither the offering nor the transfer of Shares has been registered under the securities laws of any state due to exemptions from registration based upon the private or limited nature of the offering, and that Company will rely upon the representations and warranties made by Williams in this Agreement in order to establish such exemptions from registration under state securities laws.

          (g) Williams will not transfer any Shares without registration under the Act and applicable state securities laws unless the transfer is exempt from registration under the Act and such laws.

          (h) The Shares are being received solely for Williams' own account and not for the account of any other person, and no other person has or will have a direct or indirect beneficial interest in such Shares. The Shares are being received for investment purposes only, and not for distribution, assignment, sale or transfer to others.

          (i) The foregoing representations, warranties and covenants, and all other information which Williams has provided to Company concerning Williams and Williams' financial condition are true, complete and accurate as of the date hereof.

     SECTION 3. INDEMNIFICATION. Williams shall indemnify and hold harmless Company, and any person, partnership, corporation or entity affiliated in any manner with or employed by Company (including without limitation the officers, directors, agents and employees of Company and all professional advisors thereto), from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation made by Williams herein, any breach of any of Williams' representations or warranties, or the failure of Williams to fulfill any of his covenants or agreements under this Agreement.

     SECTION 4. ADOPTION OF BY-LAWS. Williams hereby adopts, accepts and agrees to be bound by all the terms and provisions of

Company's By-laws and to perform all obligations therein imposed upon a shareholder of Company with respect to the Shares received hereunder.

     SECTION 5.  REGISTRATION RIGHTS.

          (a) Piggyback Rights. If at any time prior to the fifth anniversary of the date hereof, the Company shall prepare and file one or more registration statements under the Act, with respect to a public offering of shares of common stock by the Company or by its security holders (other than a registration statement on Form S-4, Form S-8 or any similar form considered inappropriate for general use by selling shareholders), the Company agrees to include in any such registration statement such information as is required, and any Shares to be issued to Williams pursuant to the Acquisition Agreement, whether or not paid to him at such time, as may be requested by him, to permit a public offering of the Shares so requested; provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of the Shares requested to be registered, when added to the securities being registered by the Company or the selling security holder(s), would exceed the maximum amount of the Company's securities that can be marketed without otherwise materially and adversely affecting the entire offering, then the Company may exclude from such offering all or any portion of the Shares requested to be so registered, but only if no securities are included in such registration statement other than securities being sold for the account of the Company or by Persons pursuant to the exercise of "piggyback" registration rights granted prior to the date hereof, and then only on a pro rata basis with respect to all securities not being sold by the Company or by Persons exercising such prior "piggyback" registration rights. The Company shall bear all fees and expenses incurred by it in connection with the preparation and filing of such registration statement. In the event of such a proposed registration, the Company shall furnish Williams not less than thirty (30) days' written notice prior to the proposed or expected effectiveness date of such registration statement. Such notice shall continue to be given by the Company to Williams, with respect to subsequent registration statements filed by the Company, until such time as all of the Shares have been registered or may be sold by Williams without registration under the Act or any succeeding provision. Williams, as the holder of the Shares shall exercise the rights provided for in this SECTION 5 by giving written notice to the Company within twenty (20) days of written receipt of the Company's notice provided for herein. The registration provided for herein relates to the resale, after issuance by the Company, of the Shares by Williams, and not to the issuance by the Company of the Shares to Williams under the Acquisition Agreement.

          (b) Information to be Furnished by Williams. In connection with the registration of the Shares, and as a condition to the Company's obligations under subsection (a) of this SECTION 5, Williams will furnish to the Company in writing such information with respect to Williams and his proposed disposition as shall be reasonably necessary in order to assure compliance with the Act and with other federal and applicable statement securities laws. Without limiting the generality of the foregoing, in connection with an underwritten public offering, if Williams elects such method of disposition, he shall be required to enter into a written agreement with the managing

underwriter in such form and containing such provisions as is customary in the securities business for such an arrangement, and to complete and execute all questionnaires, powers of attorney, indemnities, and other documents or instruments, all may be reasonably required under such terms of the underwriting arrangements.

          (c) Expenses of Williams. All underwriting discounts and selling commissions applicable to the sale of the Shares, as well as fees and expenses of any counsel, accountant, or other advisor to Williams, other than as relates to the registration thereof pursuant to Section 5(a) of this Agreement, shall be borne by Williams.

          (d) Certain Restrictions. Notwithstanding anything to the contrary contained in this SECTION 5, if there is a firm commitment underwritten offering of securities for the Company pursuant to a registration covering the Shares, and if Williams does not elect to sell the Shares to the underwriters of the Company's securities in connection with such offering, then Williams (if requested by the managing underwriter) shall agree to refrain from selling any of the Shares that are otherwise registered pursuant to this SECTION 5 during the period in which the underwriting syndicate, as such, participates in the after-market. Williams shall, however, be entitled to sell such securities, in any event, commencing on the 120th day after the effective date of such registration statement, if then lawful to do so under applicable securities Laws.

          (e) Indemnification by Williams. In connection with a registration of the Shares under the Act pursuant to this SECTION 5, the Company and Williams shall enter into customary indemnification agreements with regard to losses, claims, damages or liabilities arising therefrom. In addition, if such registration relates to an underwritten offering, such indemnification agreements shall include the underwriters thereof as a party thereof.

     Section 6.  Miscellaneous.

          ()   All notices, demands or other communications
required or permitted to be given or made hereunder shall be in writing and (a) delivered personally, or (b) sent by pre-paid, first class, certified or registered air mail, return receipt requested, or (c) by an express courier service, or (d) by facsimile transmission to the intended recipient thereof, at its address or facsimile number set out below. Any such notice, demand or communication shall be deemed to have been duly given immediately (if given or made by confirmed facsimile), or three days after mailing or the second day after delivery to an express courier service, and in proving same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted (or that the envelope was delivered to the express courier service), or that receipt of a facsimile was confirmed by the recipient. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

          (i)  If to Company:      Housecall Medical Resources, Inc.
                                   1000 Abernathy Road
                                   Building 400, Suite 1825
                                   Atlanta, Georgia 30328
                                   Facsimile No.: 770-395-9891
                                   Attention:  Chief Financial Officer

               With a copy to:     Kilpatrick Stockton LLP
                                   1100 Peachtree Street, Suite 2800
                                   Atlanta, Georgia 30309
                                   Facsimile No.: 404-815-6555
                                   Attention:  W. Randy Eaddy

          (ii) If to Williams:     R. Steven Williams
                                   311 Weisgarber Rd. SW
                                   Knoxville, Tennessee
                                   Facsimile No.: 423-588-5414

               With a copy to:     Shawn M. Lyden, Esq.
                                   500 First National Tower
                                   Akron, Ohio  44308
                                   Facsimile No.: 330-253-8601

          Any party may change the address to which notices, requests, demands or other communications to such parties shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

          (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

          (c) This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement and the Acquisition Agreement contain the sole and entire agreement among the parties with respect to the matters covered hereby. This Agreement shall not be terminated or otherwise altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

          (d) The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to conflicts of laws principles.

          (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

          (f) All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or

unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof, and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

          (g) Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

          (h) The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

          (i) Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

          (j) Williams shall not cancel, terminate or revoke this Agreement (except as otherwise specifically permitted under applicable state securities laws), and this Agreement shall survive the death or disability of Williams and shall be binding upon Williams' heirs, executors, administrators, successors and assigns.

          (k) Within ten (10) days (or such shorter period as may be required in the circumstances) after the receipt of a written request from Company, Williams shall provide such information, and execute and deliver such documents, as reasonably may be necessary to comply with any and all laws, ordinances and regulations to which Company is subject.

          (l) The representations and warranties of Williams set forth herein shall survive the transfer of the Shares to Williams pursuant to this Agreement.

     IN WITNESS WHEREOF, the parties have executed and acknowledged this Agreement as of the date set forth below.


                                   HOUSECALL MEDICAL RESOURCES,
                                   INC.


                                   By: /s/ Fred C. Follmer
                                      Name Fred C. Follmer
                                      Title Chief Financial Officer



 /s/ R. Steven Williams
R. STEVEN WILLIAMS

409961338
Social Security Number

R. Steven Williams
Print or Type Name



Executed at:  Atlanta, Georgia this 12th day of May, 1997.


Signed, sealed and delivered
in the presence of:

/s/ Gregory K. Cinnamon
Unofficial Witness

/s/ Maria H. Rainwater
Notary Public
(NOTARIAL SEAL)


My Commission expires: September 23, 2000

                            EXHIBIT D





THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), OR ANY STATE SECURITIES LAW, AND HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR PURPOSES OF INVESTMENT AND HAVE BEEN ISSUED OR SOLD IN RELIANCE ON STATUTORY EXEMPTIONS CONTAINED IN THE FEDERAL ACT OR AVAILABLE UNDER APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE FEDERAL ACT AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS; IN THE CASE OF RELIANCE UPON AN EXEMPTION, THE CORPORATION MUST HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSACTION IS EXEMPT AND DOES NOT REQUIRE SUCH REGISTRATION OF THE SHARES.